Exhibit 10.6

February 25, 2014

The Royal Bank of Scotland plc

600 Washington Blvd

Stamford, CT 06901

Re:	Waiver and Amendment to the Amended and Restated Letter of Credit Agreement dated as of June 24, 2011 (this “Waiver”)

Ladies and Gentlemen:

Reference is made to the Amended and Restated Letter of Credit Agreement dated as of June 24, 2011 among UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the “Company”), each of the Subsidiary Guarantors party thereto, and The Royal Bank of Scotland plc (as assignee of The Royal Bank of Scotland N.V. pursuant to an assignment effective as of June 10, 2013, by and among The Royal Bank of Scotland N.V., as assignor, and The Royal Bank of Scotland plc, as assignee), in its capacity as Issuing Bank (the “Lender”), as amended pursuant to that certain First Amendment Agreement dated as of June 5, 2013, that certain Second Amendment Agreement dated as of September 5, 2013 and that certain Third Amendment Agreement dated as of December 5, 2013 (the “Existing Credit Agreement”). The Existing Credit Agreement, as amended hereby, is referred to herein as the Credit Agreement

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the waiver and amendment of certain provisions of the Credit Agreement as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this Waiver shall constitute a contract between us waiving compliance by the Company with certain provisions of the Credit Agreement, but only in the respects hereinafter set forth and only after the conditions set forth in Section 4 have been satisfied.

SECTION 1. WAIVER.

For the period beginning on January 31, 2014 and ending on April 15, 2014 (the “Waiver Period”), the Lender hereby waives:

(i) any failure of the Company to be in compliance with the covenants set forth in Section 10.3 and 10.12 of the Credit Agreement, and with (x) any other provision of the Credit Agreement as a result of the Company’s failure to be in compliance with Section 10.3 and 10.12 of the Credit Agreement, and (y) any provision or covenant of the Credit Agreement which would be impacted by or otherwise breached by the Capital Markets Transactions (as defined below) so long as the proceeds thereof are used as set forth below;

(ii) the failure to provide timely notice of any Default or Event of Default described in (i) above pursuant to Section 7.1(d) of the Credit Agreement; and

(iii) subject to the cash collateral being provided in full in accordance with Section 2 of this Waiver, any obligation of the Company to pay interest at the increased rate provided for in Section 3.4(c) of the Credit Agreement during the Waiver Period.

Effective as of April 16, 2014, such waiver shall be null and void retroactive to January 31, 2014.

Notwithstanding the foregoing, during the Waiver Period until the Payoff Conditions (as defined below) are satisfied, the Company will not, and will not permit any Subsidiary to, take any actions which would be prohibited under the Credit Agreement during a Default or Event of Default; provided that the foregoing will not apply to or prohibit (provided that there would not otherwise exist any other Default or Event of Default under the Credit Agreement):

(i) any action related to the issuance by the Company of a combination of preferred stock and convertible notes in registered offerings or private placements (collectively, the “Capital Markets Transactions”) where a portion of the proceeds from such Capital Markets Transactions will be used (x) as cash collateral to fully collateralize all Letters of Credit issued by the Lender pursuant to the Credit Agreement and (y) to prepay the Notes in full in accordance with Section 8.2 of the 2011 Note Purchase Agreement;

(ii) Liens incurred during the Waiver Period pursuant to Section 10.5(n) securing an aggregate principal amount of Indebtedness not to exceed $20,000,000;

(iii) Indebtedness incurred during the Waiver Period pursuant to Section 10.6(m) in an aggregate principal amount not to exceed $25,000,000; and

(iv) asset sales in an amount not to exceed $15,000,000 during the Waiver Period pursuant to Section 10.8(c).

SECTION 2. COVENANTS.

No later than the date that is the date of the payment in full of the Notes Financing Agreements (but no later than the date that is 10 Business Days after the consummation of the Capital Markets Transactions), the Company shall do the following (collectively, the “Payoff Conditions”):

(a) (1) make a payment to the Lender in an interest-bearing account with the Lender (or one of its Affiliates) to fully cash collateralize all Letters of Credit issued by the Lender pursuant to the Credit Agreement, (2) execute and deliver a security document with respect to such account, in form and substance reasonably satisfactory to the Issuing Bank for which the cash collateral is provided, creating a first ranking security interest over such account and (3) provide customary legal opinions with respect to such security interest; and

(b) repay in full all amounts outstanding under the Company’s overdraft facility with the Lender (or one of its Affiliates) and terminate all commitments thereunder.

Until the Payoff Conditions are met, the Company shall deliver to the Lender no later than four Business Days after the end of applicable reporting period, a report describing in sufficient detail, the aging of receivables and the cash balances of the Company and its subsidiaries for the 2-week period ended Friday, March 14, 2014 and each second Friday thereafter.

Upon the satisfaction of the Payoff Conditions, the Credit Agreement shall be terminated and all obligations of the Company thereunder (other than contingent indemnification obligations for which no claim or demand has been made and the fees required pursuant to Section 3.4 of the Credit Agreement) satisfied with no further action required; provided that Section 3.4 , Section 3.9, Section 13, Section 16.1 and Section 16.2 of the Credit Agreement shall survive such termination and Section 23 shall survive until all Guaranteed Obligations have been fully and finally performed and indefeasibly paid.

SECTION 3. AMENDMENTS.

Section 10 of the Existing Credit Agreement is hereby amended by inserting the following additional covenant:

Section 10.17. Payments of Certain Indebtedness. The Company will not, nor will it permit any Subsidiary or any Affiliate to, prepay or incur net reductions in any Global Credit Facility during the Waiver Period.

Schedule B of the Existing Credit Agreement is hereby amended by inserting the following additional definitions:

“Waiver Period” is defined in that certain Waiver and Amendment dated February 25, 2014 to this Amended and Restated Credit Agreement dated as of June 24, 2011 of UTi Worldwide Inc.

SECTION 4. CONDITIONS PRECEDENT.

This Waiver shall not become effective until, and shall become effective on, the business day when each of the following conditions shall have been satisfied:

(a) The Lender shall have received this Waiver, duly executed by each Obligor.

(b) The Lender shall have consented to this Waiver as evidenced by its execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 5 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Waiver.

(d) The Obligors shall have paid the fees and disbursements of the Lender’s special counsel, Milbank, Tweed, Hadley & McCloy, LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Waiver and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Waiver.

(e) All corporate and other proceedings in connection with the transactions contemplated by this Waiver and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

(f) The Lender shall have received a fully executed copy of the letter agreement dated on or about the date hereof among the Company, each of the Subsidiary Guarantors party thereto and the holders named therein which waives certain provisions of the Note Purchase Agreement, dated as of January 25, 2013, in a form which is satisfactory in form and substance to the Lender (the “Waiver to Prudential Note Purchase Agreement”).

(g) The Lender shall have received a fully executed copy of the letter dated on or about the date hereof from Commerzbank Aktiengesellschaft to the Company which waives certain provisions of the Agreement relating to Credit Facility dated January 25, 2013, in a form which is satisfactory in form and substance to the Lender (the “Waiver to Commerzbank Facility”).

(h) The Lender shall have received a fully executed copy of the letter agreement dated on or about the date hereof between Nedbank Limited, acting through its London Branch, and the Company which waives certain provisions of the Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Lender (the “Waiver to Nedbank Facility”).

(i) The Lender shall have received a fully executed copy of the letter agreement dated on or about the date hereof between Bank of the West and the Company which waives certain provisions of the Credit Agreement dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Lender (the “Waiver to Bank of the West Facility”).

(j) The Lender shall have received a non-refundable amendment fee, which shall be fully earned when paid, calculated as a percentage of the maximum exposure of the Lender under all Letters of Credit issued by the Lender pursuant to the Credit Agreement; provided that the percentage received by the Lender shall be equal to the highest percentage of any fee received by any other lender under the Global Credit Facilities in connection with the Waiver to Prudential Note Purchase Agreement, the Waiver to Commerzbank Facility, the Waiver to Nedbank Facility or the Waiver to Bank of the West Facility.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Waiver:

(a) Each Obligor is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) This Waiver and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Waiver has been duly executed and delivered by each Obligor and constitutes legal, valid and binding obligations of each Obligor enforceable in accordance with its terms.

(c) Each Obligor represents and warrants that there are no Defaults or Events of Default under the Credit Agreement, immediately after giving effect to this Waiver.

(d) The execution, delivery and performance of this Waiver by each Obligor does not and will not result in a violation of or default under (A) the articles of association or bylaws of any Obligor, (B) any material agreement to which any Obligor is a party or by which it is bound or to which any Obligor or any of their properties is subject, (C) any material order, writ, injunction or decree binding on any Obligor, or (D) any statute, regulation, rule or other law applicable to any Obligor in any material respect.

(e) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Waiver and all of which the Company agrees to timely file) is required in connection with the execution and delivery of this Waiver or the consummation of the transactions contemplated thereby.

(f) No Obligor has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof in connection with the Waiver to the Prudential Note Purchase Agreement, the Waiver to Commerzbank Facility, the Waiver to Nedbank Facility and the Waiver to Bank of the West Facility, other than as set forth in such waivers and the payment of legal fees of counsel to the lenders and agents under such waivers.

(g) Each Subsidiary of the Company which is a guarantor under the Credit Agreement as of the date hereof is a Subsidiary Guarantor hereunder.

(h) Schedule I sets forth a complete and correct list of all Indebtedness of (or the commitment to extend credit to) the Obligors and their Subsidiaries and the aggregate principal amount outstanding or the maximum exposure thereunder.

SECTION 6. MISCELLANEOUS.

Section 6.1. Except as amended herein, all terms and provisions of the Existing Credit Agreement, the Notes, the Subsidiary Guarantee Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 6.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the “Credit Agreement” without making specific reference to this Waiver, but nevertheless all such references shall be deemed to include this Waiver unless the context shall otherwise require.

Section 6.3. This Waiver and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

Section 6.4. This Waiver shall be governed by and construed in accordance with New York law excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 6.5. The capitalized terms used in this Waiver shall have the respective meanings specified in the Credit Agreement unless otherwise herein defined, or the context hereof shall otherwise require.

Section 6.6. The execution hereof by the Lender shall constitute a contract among the Obligors and the Lender for the uses and purposes hereinabove set forth. This Waiver may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

SECTION 7. REINSTATEMENT.

Section 7.1. If at any time any payment of any portion of the Obligations of the Obligors are rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Company, any Obligor or otherwise, each Obligor’s obligations under the Credit Agreement (as amended hereby) with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the other Obligors forthwith on demand by the Lender.

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Very truly yours,

UTi WORLDWIDE INC.

By	/s/ Lance E. D’Amico

Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTI (AUST) PTY LIMITED
UTI BELGIUM N.V.
UTI LOGISTICS N.V.
UTI NETWORKS LIMITED
UTI, CANADA, INC.
UTI CANADA CONTRACT LOGISTICS INC.
UTI DEUTSCHLAND GMBH
UTI (HK) LIMITED
UTI GLOBAL SERVICES B.V.
UTI NEDERLAND B.V.
UTI TECHNOLOGY SERVICES PTE. LTD.
UTI WORLDWIDE (SINGAPORE) PTE LTD
SERVICIOS LOGISTICOS INTEGRADOS SLI SA
UTI IBERIA S.A.
UTI WORLDWIDE (UK) LIMITED
UTI INVENTORY MANAGEMENT SOLUTIONS INC.
CONCENTREK, INC.
INTRANSIT, INC.
MARKET TRANSPORT, LTD.
SAMMONS TRANSPORTATION, INC.
UTI, UNITED STATES, INC.
UTI INTEGRATED LOGISTICS, LLC
KABUSHIKI KAISHA UTI

By	/s/ Lance E. D’Amico

Authorized Signatory

GODDARD COMPANY LIMITED
PYRAMID FREIGHT (PROPRIETARY) LIMITED
UTI INTERNATIONAL INC.

By	/s/ Lance E. D’Amico

Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

This foregoing Waiver is hereby accepted and agreed to as of the date aforesaid.

THE ROYAL BANK OF SCOTLAND PLC,
as Issuing Bank

By	/s/ Joseph Soler

Name: Joseph Soler
Title: MD